Exhibit 10.3

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [      ], 2021, by and among Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation, which intends to elect to be treated as a real estate investment trust (the “Company”), and each Holder (as defined herein) who is listed on Schedule A hereto or becomes a party to this Agreement pursuant to Section 1.11 hereof.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties agree as follows:

ARTICLE I.

REGISTRATION RIGHTS

Section 1.1 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition of Affiliate, (i) “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and (ii) solely for determining the Registrable Securities or Common Stock held by a Holder, any funds and/or accounts holding Registrable Securities that are managed, advised and/or sub-advised by a third-party asset manager will be “under common control” with any and all other any funds and/or accounts holding Registrable Securities that are managed, advised and/or sub-advised by such third-party asset manager.

“Agent” and “Agents” have the meaning specified in Section 1.5(a)(ii) hereof.

“Agreement” has the meaning specified in the preamble hereof.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company (or any successor governing body) or any authorized committee thereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” has the meaning specified in the preamble hereof and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Indemnified Parties” has the meaning specified in Section 1.7(a) hereof.

“Company Securities” means the securities that the Company proposes to register for its own account on a registration statement in accordance with the terms of this Agreement.

“Demand Notice” has the meaning specified in Section 1.2(a) hereof.

“Demand Registration” has the meaning specified in Section 1.2(a) hereof.

“Demand Shelf Registration” has the meaning specified in Section 1.2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar or successor statute.

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any successor entity thereof.

“Full Cooperation” means, in addition to the cooperation otherwise required by this Agreement, (a) in connection with any underwritten offering, including an IPO, members of senior management of the Company (including the chief executive officer and chief financial officer) reasonably cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road show” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities); provided, that, the Company shall have no obligation to participate in more than two (2) “road shows” in any twelve (12)-month period and such participation shall not unreasonably interfere with the business operations of the Company, and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to a Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Holder” means a Person that becomes a party to this Agreement in accordance with Section 1.11 hereof. The term Holder shall not include any registered owner of Registrable Securities that holds such Registrable Securities in “street name” on behalf of beneficial owners thereof.

“Holder Indemnified Parties” has the meaning specified in Section 1.7(b) hereof.

“Indemnified Party” has the meaning specified in Section 1.7(c) hereof.

“Indemnifying Party” has the meaning specified in Section 1.7(c) hereof.

“IPO” means an offering which is an initial public offering of the Common Stock pursuant to an effective Registration Statement filed under the Securities Act (which excludes, among others, a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend reinvestment or similar plan), resulting in the listing of the Common Stock on The New York Stock Exchange or The Nasdaq Stock Market.

“Losses” has the meaning specified in Section 1.7(a) hereof.

“Maximum Offering Amount” has the meaning specified in Section 1.2(c)(ii) hereof.

“Minimum Price” means (i) in the case of an IPO, the minimum price for the offering in the so-called “range” as set forth in the preliminary prospectus for the offering immediately prior to the road show for the offering or (ii) in the case of any underwritten registration under the Securities Act other than an IPO, ninety percent (90%) of the closing price per share of the Registrable Securities on the trading day immediately prior to the date the demand is made for such registration.

“Other Securities” has the meaning specified in Section 1.3(c)(iii) hereof.

“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities pursuant to the terms of this Agreement.

“Parties” has the meaning specified in Section 1.11 hereof.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

“Piggyback Holder” has the meaning specified in Section 1.3(b) hereof.

“Piggyback Registration” has the meaning specified in Section 1.3(a) hereof.

“Proposed Registration” has the meaning specified in Section 1.3(a) hereof.

“Registrable Securities” means (a) any Common Stock acquired by any Holder (or any of its Affiliates) pursuant to the Subscription Agreement and (b) any equity interests or other securities of the Company issued or issuable with respect to the Common Stock referred to in clause (a): (i) upon any conversion or exchange thereof, (ii) by way of dividend or other distribution, split or reverse split, or (iii) in connection with a combination of securities, recapitalization, merger, consolidation, exchange offer, reorganization or other similar event; provided, however, that Common Stock or other securities that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to and in accordance with an effective Registration Statement, (B) upon the sale thereof pursuant to Rule 144 under the Securities Act (or any similar rule promulgated by the SEC then in force), (C) when such securities are eligible for sale without registration pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without limitation thereunder on volume or manner of sale and without the need for current public information required by Rule 144(c)(1) or (D) when they cease to be outstanding.

“Registration Expenses” mean all expenses (other than Selling Expenses) arising from or incident to the performance by the Company of, or compliance by the Company with, this ARTICLE I, including, without limitation, (i) SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any state securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or over-the-counter trading market, (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), (ix) the reasonable fees and expenses incurred in connection with any road show for underwritten offerings and (x) all rating agency fees, regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall also include reasonable and documented fees, charges and disbursements of one (1) firm of counsel to all of the Participating Holders participating in any underwritten public offering pursuant to this ARTICLE I (which shall be selected by Holders holding at least a majority of the Voting Power of the Registrable Securities held by the Participating Holders).

“Registration Statement” shall mean any registration statement of the Company filed with the SEC on the appropriate form (including on Form S-8, if applicable) pursuant to the Securities Act which covers any of the Common Stock and/or any other equity securities of the Company pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Requesting Holder” means any Holder making a request for a Demand Registration pursuant to Section 1.2(a) hereof.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any similar or successor statute.

“Selling Expenses” shall mean the underwriting fees, discounts, selling commissions and transfer taxes applicable to any Registrable Securities.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415 (or any successor rule in effect).

“Subscription Agreement” has the meaning specified in the recitals hereof.

“underwritten registration, underwritten offering or underwritten public offering” means an offering in which securities of the Company are sold to or through one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

“Valid Business Reason” has the meaning specified in Section 1.2(d)(i) hereof.

“Voting Power” means the voting power of the Registrable Securities (without regard to the occurrence of any contingency).

Section 1.2 Demand Registration.

(a)	Request by Holders. Subject to the terms and conditions set forth in this Agreement, Holders of Registrable Securities may make a written request to the Company (a “Demand Notice”) to register all or part of their Registrable Securities for resale under the Securities Act (a “Demand Registration”) as follows: after the completion of an IPO, Holders may make such a request at any time on or following the date that is the later of six (6) months after the completion of an IPO and the expiration of any lock-up agreement with the underwriters in such IPO, provided, that Holders making such request hold at least a majority of the Voting Power of all Registrable Securities outstanding at such time.

Each Demand Notice shall (A) specify the number of Registrable Securities that the Requesting Holders intend to sell or dispose of and (B) state the intended method or methods of sale or disposition of the Registrable Securities. In connection with any Demand Registration, the Requesting Holders may request the Company file a Shelf Registration Statement (a “Demand Shelf Registration”), provided, that the Company is then eligible to use Form S-3 (or any successor form) under the Securities Act for such intended resale. In connection with each such Demand Registration, the Company shall provide its Full Cooperation.

(b)	Demand Registration. Following receipt of a Demand Notice, the Company shall:

(i)	give written notice of such request for registration to all Holders of Registrable Securities within fifteen (15) days after receipt of such Demand Notice;

(ii)	cause to be filed, as soon as practicable, a Registration Statement covering such Registrable Securities that the Company has been so requested to register by the Requesting Holders and other Holders of Registrable Securities who make a request to the Company, within ten (10) days of the mailing of the Company’s notice referred to in Section 1.2(b)(i) hereof, that their Registrable Securities also be registered, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended method of distribution specified in such Demand Notice; provided, that, such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be registered in the manner so requested;

(iii)	use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter;

(iv)	refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or Form S-8 (or similar or successor forms), with respect to any equity securities of the Company until such date which is at least ninety (90) days (or, in the case of an IPO, one hundred eighty (180) days) following effectiveness of the Registration Statement relating to such Demand Registration; and

(v)	if the Company shall have previously effected a Demand Registration pursuant to Section 1.2, the Company shall not be required to effect any registration pursuant to Section 1.2 until a period of one hundred eighty (180) days shall have elapsed from the effective date of such previous registration statement.

(vi)	if a Registration Statement filed pursuant to this Section 1.2 is a Shelf Registration Statement, then upon the demand of one or more Holders, the Company shall facilitate up to two (2) “takedowns” of Registrable Securities in the form of an underwritten offering utilizing the Shelf Registration Statement, in the manner and subject to the conditions described in Sections 1.2(b)(iv), 1.2(c), 1.2(e) and 1.2(f) of this Agreement, provided, that, the Company will not be required to effect a “takedown” made pursuant to this Section 1.2(b)(vi) if the Company reasonably believes, based on the advice of an underwriter that is a reputable nationally recognized investment bank, that such an offering would not reasonably be expected to generate gross proceeds (before deducting underwriters’ commissions and fees and other expenses) of at least $100,000,000. Within fifteen (15) days after receiving a request for an underwritten offering constituting a “takedown” from a Shelf Registration Statement, the Company shall give written notice of such request to all other Holders, and include in such underwritten offering all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice, provided, that, such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be registered.

(c)	Selection of Underwriters; Priority for Demand Registrations.

(i)	In the event that the Requesting Holders intend to distribute the Registrable Securities covered by the Demand Notice by means of an underwriting, they shall so advise the Company as part of the Demand Notice and the Company shall include such information in the notice it provides to all Holders pursuant to Section 1.2(b)(i) hereof. The managing underwriter for such underwriting shall be one or more reputable nationally recognized investment banks selected by the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Section 1.2(c). In the case of any Proposed Registration pursuant to Section 1.3 as set forth in Section 1.3(d) or registration initiated by the Company for its own account or any other offering not effected pursuant to this Section 1.2, the Company shall select one or more investment banks at its sole discretion as an underwriter for such offering. If requested by the underwriters, the Company and all Holders proposing to distribute their securities through such underwriting pursuant to this Section 1.2 shall enter into an underwriting agreement with the underwriters selected for such underwriting, which underwriting agreement shall be in customary form and reasonably satisfactory in form and substance to the Company, Holders holding at least a majority of the Voting Power of the Registrable Securities held by the Participating Holders and the underwriters, and shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in this Agreement or as are otherwise then customary (if more extensive), provisions for the delivery of officers’ certificates, opinions of counsel for the Company and the Participating Holders and accountants’ “comfort” letters, and lock-up arrangements.

(ii)	If any Demand Registration involves an underwritten offering and the managing underwriter of such offering advises the Company that, in its good faith view, the number of Registrable Securities and other securities, if any, to be included in such offering exceeds the largest number of securities which can reasonably be sold in an orderly manner without having a significant and adverse effect on such offering (the “Maximum Offering Amount”), then the Company shall include in such registration the number which can be so sold in the following order of priority:

(A)	first, all Registrable Securities requested by the Participating Holders to be included in such registration shall be included, but, if the number of Registrable Securities requested to be included in such registration exceeds the Maximum Offering Amount, then the number of Registrable Securities that each Participating Holder will be entitled to include in such registration will be allocated on a pro rata basis based on the number of Registrable Securities owned by such Participating Holder as compared to the aggregate number of Registrable Securities owned by all Participating Holders;

(B)	second, to the extent that the number of Registrable Securities to be included in such registration is less than the Maximum Offering Amount, the Company Securities; and

(C)	third, other securities, if any, to be included in such registration at the Company’s discretion up to the Maximum Offering Amount after including the Registrable Securities and the Company Securities to be included in such registration.

(d)	Limitations on Demand Registrations.

(i)	Notwithstanding anything herein to the contrary, the Company may suspend the registration process and/or any Holder’s ability to use a prospectus or delay making a filing of a Registration Statement or taking any other action in connection therewith when the Board has determined in good faith that it would be materially adverse to the Company if such Registration Statement (or an amendment or supplement thereto) were filed, such Registration Statement (or amendment or supplement) were to become effective or remain effective for the time otherwise required for such Registration Statement to remain effective or any other action were taken in connection therewith because such filing, effectiveness or other action either would (A) materially adversely affect a significant financing, acquisition, disposition, merger or other material transaction, (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (C) render the Company unable to comply with requirements under the Securities Act or the Exchange Act (each, a “Valid Business Reason”); provided, however, that such right to delay shall be exercised by the Company not more than twice in any twelve (12) month period and the Company shall only have the right to delay so long as such Valid Business Reason exists (but in no event for a period longer than (i) sixty (60) days with respect to each such instance of delay and (ii) ninety (90) days in the aggregate in any twelve month period). The Company shall give notice to each Participating Holder that the registration process has been delayed and upon notice duly given pursuant to Section 2.3, each Holder agrees not to sell any Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company shall not specify the nature of the event giving rise to a suspension in any notice to Holders.

(ii)	Notwithstanding anything herein to the contrary, the Company shall not be required to effect more than three (3) Demand Registrations. A Demand Registration shall not be deemed to have been effected and shall not count as one of the Demand Registrations referenced in the immediately preceding sentence (A) unless a Registration Statement with respect thereto has been declared effective by the Commission and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by Holders thereof set forth in such Registration Statement or there shall cease to be any Registrable Securities covered by such Registration Statement; provided, however, that such period shall not be required to exceed one hundred eighty (180) days; (B) if, after it has become effective, (i) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than a violation of applicable law solely by any Participating Holder) and has not thereafter become effective; or (ii) the offering of Registrable Securities is not consummated because the underwriters of an underwritten public offering advise the Participating Holders that the Registrable Securities cannot be sold at a net price per share equal to or above the minimum net price acceptable to Holders holding at least a majority of the Voting Power of the Registrable Securities held by the Participating Holders, provided, however, that this clause (B)(ii) shall not apply to an underwritten public offering conducted on a “firm commitment basis” which is not consummated following the commencement of a road show, unless such offering is an IPO and the underwriters of such offering advise the Participating Holders that the Registrable Securities cannot be sold at a net price per share equal to or above the Minimum Price; (C) if the conditions to closing specified in the underwriting agreement to which the Company is a party, if any, entered into in connection with such registration are not satisfied or waived (unless a cause of such conditions to closing not being satisfied shall be attributable to any Participating Holder or underwriter); or (D) if there is not Full Cooperation in connection therewith.

(iii)	Notwithstanding anything herein to the contrary, the Company will not be required to effect any Demand Registration relating to a Demand Notice made pursuant to Section 1.2(a) if the Company reasonably believes, based on the advice of an underwriter that is a reputable nationally recognized investment bank, that such an offering would not reasonably be expected to generate gross proceeds (before deducting underwriters’ commissions and fees and other expenses) of at least $100,000,000.

(iv)	Notwithstanding anything herein to the contrary, the Company will not be required to effect any Demand Registration (A) during the period starting on the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date that is the later of (x) the expiration of any contractual lockup restrictions on the Company, and (y) one hundred eighty (180) days immediately following the effective date of, any Registration Statement (other than on Form S--4 or S-8 under the Securities Act, or any successor form) pertaining to the securities of the Company, provided, that the Company is employing in good faith all commercially reasonable efforts to cause such Registration Statement to become effective and (B) with respect to any Registrable Securities requested to be registered that are already covered by an existing and effective Registration Statement and such Registration Statement may be utilized for the offer and sale of the Registrable Securities requested to be registered, provided, however, that this subsection (B) shall not apply if the contemplated distribution of such Demand Registration will be an underwritten public offering that is not conducted on a “firm commitment” basis.

(e)	Cancellation of Registration. Holders holding at least a majority of the Voting Power of the Registrable Securities held by the Participating Holders shall have the right to cancel a proposed registration of Registrable Securities pursuant to Section 1.2(a) prior to the effectiveness of such registration when (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Participating Holders at the time of the Demand Notice. Such cancellation of a registration shall not be counted as one of the total of three (3) Demand Registrations referenced in Section 1.2(d)(ii) hereof and notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for all Registration Expenses incurred in connection with the registration prior to the time of cancellation; provided, that, the Holders may not exercise their right to cancel under this Section 1.2(e) more than once and the Holders do not have the right to cancel a proposed registration of Registrable Securities for any reasons other than those specified in this Section 1.2(e).

(f)	Withdrawal by Participating Holders. Any Participating Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any Registration Statement pursuant to Section 1.2(a) by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within 96 hours of the time the Registration Statement is to become effective. The Company may choose to not effect such Registration Statement in the event that Holders of Registrable Securities that have not elected to withdraw, own in the aggregate, less than the percentage of the shares of Registrable Securities required to initiate a request under Section 1.2(a); provided, that if such Demand Registration is not effected for such reason, such Demand Registration shall still count as one of the total of three (3) Demand Registrations referenced in Section 1.2(d)(ii) hereof if (i) the Company has completed a road show for such offering and (ii) the proposed price per share in the offering is equal to or above the Minimum Price, unless the withdrawing Holders reimburse the Company for all Registration Expenses incurred in connection with such Demand Registration.

Section 1.3 Piggyback Registrations.

(a)	Right to Include Registrable Securities. Each time that the Company proposes for any reason to register any of its securities of the same class as the Registrable Securities under the Securities Act, either for its own account or for the account of a stockholder or stockholders exercising demand registration rights (other than Demand Registrations pursuant to Section 1.2 hereof) (a “Proposed Registration”), the Company shall promptly give written notice (which notice shall be given not less than twenty (20) days prior to the expected filing date of the Proposed Registration and shall describe the intended method of distribution for the offering relating to the Proposed Registration) of such Proposed Registration to all Holders of Registrable Securities and shall offer such Holders the right to request inclusion of any of such Holders’ Registrable Securities in the Proposed Registration (a “Piggyback Registration”); provided, however, that Holders shall have no right to include Registrable Securities in a registration statement relating to a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend reinvestment or similar plan. No registration pursuant to this Section 1.3 shall relieve the Company of its obligation to effect a Demand Registration, as contemplated by Section 1.2 hereof. The rights to Piggyback Registration may be exercised on an unlimited number of occasions.

(b)	Piggyback Procedure. Each Holder shall have five (5) days from the date of receipt of the Company’s notice referred to in Section 1.3(a) above to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to register and sell in the offering relating to such Piggyback Registration (any Holder so requesting to have any of their Registrable Securities included in the Proposed Registration, a “Piggyback Holder”). Any Piggyback Holder shall have the right to withdraw such Piggyback Holder’s request for inclusion of such Holder’s Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within 96 hours of the time the Registration Statement is to become effective. Subject to Section 1.3(c) below, the Company shall use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities requested to be included therein; provided, further, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other securities of the same class as the Registrable Securities originally proposed to be registered, without prejudice, however, to the rights of any Holder to request that a Demand Registration be effected; and provided, further, that no registration effected under this provision will relieve the Company from its obligations to effect a Demand Registration upon a Demand Notice, subject to the express terms and conditions set forth in this Agreement, including Section 1.2(d)(iv).

(c)	Priority for Piggyback Registration. If any Proposed Registration involves an underwritten offering and the managing underwriter of such offering advises the Company that, in its good faith view, that the number of Registrable Securities and other securities to be included in such offering exceeds the Maximum Offering Amount, then the Company shall include in such registration the number of securities which can be so sold in the following order of priority:

(i)	first, the Company Securities, if any;

(ii)	second, to the extent that the number of Company Securities is less than the Maximum Offering Amount, the remaining securities to be included in such registration will be allocated among all Piggyback Holders requesting that Registrable Securities be included in such Registration on a pro rata basis based on the number of Registrable Securities owned by each such Piggyback Holder as compared to the aggregate number of Registrable Securities owned by all Piggyback Holders; and

(iii)	third, all other holders of the Company’s securities exercising “demand” rights with respect to such securities (the “Other Securities”) or who have been granted “piggy-back” registration rights with respect to such Other Securities and have requested that such Other Securities be included in such registration.

(d)	Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any notice from the Company to Holders under this Section 1.3 shall offer Holders the right to include any Registrable Securities covered by the Proposed Registration in the underwriting on the same terms and conditions as the securities, if any, otherwise being sold through underwriters under such Proposed Registration. The managing underwriter for such underwriting shall be one or more reputable nationally recognized investment banks selected by the Company.

(e)	Cancellation and Delay of Registration. If at any time after giving written notice of its Proposed Registration and prior to the effective date of the Registration Statement filed in connection with the Proposed Registration or, in the case of a Shelf Registration Statement, prior to the consummation of such offering, the Company shall determine for any reason not to register or to delay registration of such offering, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Proposed Registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Securities in any future registrations pursuant to this Section 1.3 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering other securities in the Proposed Registration.

Section 1.4 Holdback Agreements.

(a)	Restrictions on Sale by Holders. Each Holder hereby agrees that, if and whenever the Company (i) proposes to register any of its equity securities under the Securities Act, whether or not for its own account, (ii) is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to a Demand Registration, or (iii) is conducting an underwritten “takedown” as described in Section 1.2(b)(vi), such Holder, if requested by the managing underwriter in an underwritten offering, agrees to enter into a “lock-up agreement” containing terms (including the duration of the lock-up period, which, unless a shorter period of time is acceptable to the managing underwriter thereto, for the avoidance of doubt, shall commence (1) in the case of clauses (i) or (ii) above, no earlier than ten (10) days prior to the effectiveness of the registration statement and shall not exceed one hundred eighty (180) days in the case of an IPO or ninety (90) days in the case of any registration under the Securities Act other than an IPO, following the effectiveness of the registration statement and (2) in the case of clause (iii) above, no earlier than ten (10) days prior to the closing date of such offering and shall not exceed ninety (90) days following such closing date) that are customary at the time such agreement is entered into for offerings of similar size and type, and the Company shall use its commercially reasonable efforts to cause any stockholder owning more than five percent (5%) of the Company’s outstanding Common Stock to sign lock-up agreements on comparable terms in connection therewith. Any such lock-up agreements signed by Holders shall contain reasonable and customary exceptions. The Company may impose stop-transfer instructions with respect to the Common Stock or other securities subject to the foregoing restrictions until the end of the relevant lock-up period. For purposes of the forgoing, the term “lock-up agreement” refers to an agreement by the undersigned thereto not to effect for a specified period of time any sale or distribution (other than in connection with the public offering for which such lock-up agreement is being requested and other customary exceptions), including, without limitation, any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, without the prior consent of the managing underwriter. The provisions of this Section 1.4 will not apply to a Holder unless such Holder is a Participating Holder or is otherwise a director, executive officer or a stockholder owning more than five percent (5%) of the Company’s outstanding Common Stock.

(b)	Restrictions on Sale by the Company. The Company agrees not to effect (except pursuant to registrations on Form S-4 or S-8 or any similar or successor form) any sale or distribution, or to file any Registration Statement covering, any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities during the period (i) beginning no earlier than ten (10) days prior to the effective date of the Registration Statement, and up to one hundred (180) days in the case of an IPO, or ninety (90) days in the case of any registration under the Securities Act other than an IPO, after the effective date of the Registration Statement for any Demand Registration, and (ii) with respect to an underwritten “takedown” as described in Section 1.2(b) (vi), beginning no earlier than ten (10) days prior to the closing date thereof, and up to ninety (90) days following such closing date, in each case to the extent reasonably requested by the managing underwriter thereto (except for securities being sold by the Company for its own account under such Registration Statement), or for such shorter period of time acceptable to the managing underwriter thereto.

Section 1.5 Registration Procedures.

(a)	Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request, the Company shall, as promptly as practicable, use its commercially reasonable efforts to:

(i)	Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter, if applicable), and use commercially reasonable efforts to cause any registration required hereunder to become effective as soon as practicable and, with respect to a Demand Registration, remain effective for a period of not less than one hundred eighty (180) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement);

(ii)	Participation in Preparation and Full Cooperation. Upon the reasonable request of any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an “Agent” and, collectively, the “Agents”), provide the opportunity to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto; provided, that, the Company shall not have any obligation to modify any information if the Company expects that so doing would cause (x) the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. In connection with each Demand Registration pursuant to Section 1.2, cause there to occur Full Cooperation;

(iii)	Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available upon reasonable notice and during normal business hours for inspection and copying by the Agents such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such reasonable and customary inquiries and to supply all information reasonably and customarily requested by any such Agent in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the Agents, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that, unless the disclosure of such records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 1.4(a)(iii) if (x) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (y) if either (A) the Company has requested confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such records are confidential and so notifies the inspectors in writing, unless prior to furnishing any such information with respect to clause (y) such Holder of Registrable Securities agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that, each Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such records is sought in a court of competent jurisdiction, gives notice to the Company and allows the Company, at its expense, to undertake appropriate action and to prevent disclosure of the records deemed confidential;

(iv)	General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, if applicable, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement, (C) of the receipt of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

(v)	10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi)	Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use commercially reasonable efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order, (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date and (z) if necessary to satisfy (x) and (y) hereof, the Company shall promptly prepare a supplement or amendment to such prospectus or Registration Statement and file it with the SEC, and, in connection with any of the foregoing events which has resulted in a suspension of a Participating Holder’s ability to dispose of securities under a Registration Statement, the Company shall promptly advise, in writing, any such Participating Holders that the use of the prospectus may be resumed;

(vii)	Amendments and Supplements; Acceleration. (A) Prepare and file with the SEC such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; (B) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (C) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented;

(viii)	Copies. Furnish as promptly as practicable to each Participating Holder and Agent prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

(ix)	Blue Sky. Use commercially reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may reasonably request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent of process in any such states or jurisdictions or subject itself to taxation in any such state or jurisdiction, but for this subparagraph;

(x)	Other Approvals. Use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary upon the advice of counsel of the Company or counsel to the Participating Holders to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

(xi)	Agreements. Enter into and perform customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

(xii)	“Cold Comfort” Letters. If such registration is in connection with an underwritten offering, obtain “cold comfort” letters, dated the dates of the pricing and the closing under the underwriting agreement and addressed to the underwriters and signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter of such offering may reasonably request;

(xiii)	Legal Opinion and 10b-5 Letter. If such registration is in connection with an underwritten offering, furnish, at the request of the managing underwriter of such offering on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion and 10b-5 letter, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions and 10b-5 letters;

(xiv)	SEC Compliance, Earnings Statement. Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act

(xv)	Certificates, Closing. If such registration is in connection with an underwritten offering, provide officers’ certificates and other customary closing documents as the managing underwriter of such offering may reasonably request;

(xvi)	FINRA. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the FINRA;

(xvii)	Road Show. If such registration is in connection with an underwritten offering, cause appropriate officers as are requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

(xviii)	Listing. Cause all such Registrable Securities to be listed or quoted on each securities exchange or market system on which similar securities issued by the Company are so listed or quoted (or, in the case of the IPO, to become so listed or quoted at the election of a majority of the Board, and if the Registrable Securities is then permitted to be listed or quoted under the rules of such securities exchange or market system);

(xix)	Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

(xx)	Efforts. Take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby;

(xxi)	Controlling Person. Permit any Holder of Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

(b)	Seller Information. The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company, such information regarding such Participating Holder and such Participating Holder’s method of disposition of such Registrable Securities as the Company may from time to time reasonably request in writing as may be required by law. If a Participating Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Holder’s Registrable Securities from the Registration Statement if the Company determines, based on the advice of counsel, that such information must be included in the Registration Statement and such Participating Holder continues thereafter to withhold such information. The exclusion of a Participating Holder’s Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement. Each Participating Holder shall, as expeditiously as possible, notify the Company of the occurrence of any event concerning such Participating Holder as a result of which the prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Sections 1.2(d)(i), 1.2(d)(ii) and/or 1.5(a)(v) or a notice of a stop order pursuant to Section 1.5(a)(vi), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 1.2(d)(i), 1.2(d)(ii) and/or 1.5(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Sections 1.2(d)(i), 1.2(d)(ii) and/or 1.5(a)(v) or following a notice of a stop order pursuant to Section 1.5(a)(vi), such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 1.2(d)(i), 1.2(d)(ii) and/or 1.5(a)(v) or the notice of a stop order pursuant to Section 1.5(a)(vi) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of Sections 1.2(d)(i), 1.2(d)(ii) and/or 1.5(a)(v) or notice from the Company of the withdrawal of such stop order, as applicable. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Securities, it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Securities.

Section 1.6 Registration Expenses and Selling Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

Section 1.7 Indemnification.

(a)	Indemnification by the Company. In the event any Registrable Securities are included in a Registration Statement, the Company will indemnify and hold harmless to the fullest extent permitted by law each Participating Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Participating Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person (collectively, “Company Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, reasonable disbursements and other charges of counsel (subject to Section 1.7(c)), any amounts paid in settlement effected with the Company’s consent, and any costs reasonably incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal, state or foreign law or any rule or regulation promulgated thereunder, or under any common law or otherwise insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, including any prospectus or preliminary prospectus contained therein or any amendments or supplements thereto, any free writing prospectuses or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in the light of the circumstances under which they were made), not misleading and the Company will promptly reimburse each such Company Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding; provided, however, that the Company shall not be liable to any Company Indemnified Party for any Losses that arise out of or are based upon any untrue statement or omission, made in conformity with written information provided by, or on behalf of, such Company Indemnified Party expressly for use in the Registration Statement. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties and shall survive the transfer of Registrable Securities by such Company Indemnified Parties.

(b)	Indemnification by Participating Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Participating Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each other Participating Holder, their officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls the Company or any other Participating Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, stockholders, agents and employees of such controlling Persons (collectively, “Holder Indemnified Parties”) to the same extent as the foregoing indemnity from the Company to the Participating Holders as set forth in Section 1.7(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such untrue statement or omission made in conformity with information relating to such Participating Holder furnished in writing to the Company by or on behalf of such Participating Holder expressly for use in such Registration Statement; provided, however, that the liability of any Participating Holder under this Section 1.7(b) shall be limited to the amount of the net proceeds actually received by such Participating Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Participating Holder.

(c)	Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees in writing to pay the same, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such proceeding include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that, the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d)	Contribution. If the indemnification provided for in this Section 1.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 1.7(d) shall be limited to the amount of the net proceeds actually received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 1.7(a), Section 1.7(b) and Section 1.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 1.7(d) from any Person who was not guilty of such fraudulent misrepresentation.

(e)	The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Article I, and shall survive the termination of this Agreement.

Section 1.8 Rule 144 and 144A; Other Exemptions. If the Company has a class of equity securities registered under the Exchange Act, the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act to the maximum extent permitted by the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 1.9 Certain Limitations on Registration Rights. No Holder may participate in any Registration Statement hereunder involving an underwritten public offering unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of the underwriting arrangements made in connection with such Registration Statement and agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements.

Section 1.10 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with any transfer of Registrable Securities if (i) such transfer is permitted under and accomplished in accordance with the requirements set forth in the Company’s Articles of Incorporation or Bylaws and applicable securities laws, (ii) such transfer occurs either (x) at a time when there is not an effective Registration Statement that includes the Registrable Securities to be transferred or (y) at a time when there is an effective Registration Statement that includes the Registrable Securities to be transferred but such Registration Statement has been suspended by the Company pursuant to Section 1.2(d)(i), and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned; provided, that the rights and obligations that are assigned shall apply only to the Registrable Securities sold or transferred by a Holder.

Section 1.11 Parties to Agreement. The parties (collectively, the “Parties”) to this Agreement shall be (i) the Company, (ii) the Holders listed on Schedule A hereto, and (iii) any Person who is a permitted transferee of Registrable Securities pursuant to Section 1.10 hereof that (A) provides written notice of its election to become party to this Agreement to the Company in accordance with Section 2.3 hereof within fifteen (15) days after the date of any transfer pursuant to Section 1.10, and (B) in connection therewith promptly executes and returns to the Company a counterpart signature page to this Agreement. The Company shall furnish, without charge, to each Person referred to in the immediately preceding sentence a copy of this Agreement upon written request to the Company in accordance with Section 2.3 hereof.

Section 1.12 Number of Registrable Securities Outstanding. In order to determine the number of Registrable Securities outstanding at any time, upon the written request of the Company to Holders, each Holder shall promptly inform the Company of the number of Registrable Securities that such Holder owns and that the Company may conclusively rely upon any certificate provided under this Agreement for the purpose of determining the number of such Registrable Securities.

ARTICLE II.

GENERAL PROVISIONS

Section 2.1 Entire Agreement. This Agreement, together with any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 2.2 Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests, remedies, liabilities or obligations hereunder (i) without the prior written approval of the other parties or (ii) except in accordance with the express provisions of this Agreement. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

Section 2.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by e-mail of a PDF document (with confirmation of transmission), as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

If to the Company, at

Chicago Atlantic Real Estate Finance, Inc.

420 North Wabash Avenue, Suite 500

Chicago, IL 60611

Email: [               ]

Attention: [               ]

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth (5th) Business Day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, and (iv) if sent by e-mail, upon the transmitter’s confirmation, except that if such confirmation as required by (i) through (iv) above is received after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or is received on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day. Notices, requests and other communications sent in any other manner will not be effective.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

Section 2.4 Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and the Company agrees that it shall not oppose any such demand for specific performance on the basis that monetary damages are available. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 2.5 Submission to Jurisdiction; Waiver of Jury Trial.

(a)	Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of Maryland or any Maryland state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(b)	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 2.5(b).

Section 2.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to any choice of law principles.

Section 2.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 2.8 Amendments; Waivers. An amendment, modification or waiver to any provision of this Agreement will require the written consent of the Company and Holders holding at least a majority of the Voting Power of the Registrable Securities outstanding on the date of such amendment, modification or waiver, except in the case of any amendment, modification or waiver of any warranty, covenant, obligation or other provision of this Agreement relating only to a particular Registration Statement which has been filed with the SEC, which will require the written consent of Holders holding at least a majority of the Voting Power of the Registrable Securities held by the Participating Holders relating to that Registration Statement.

No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any such prior or subsequent occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 2.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 2.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

Section 2.11 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neutral genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 2.12 Termination of Registration Rights. This Agreement, including, without limitation, the Company’s obligations under Sections 1.2 and 1.3 hereof to register Registrable Securities for sale under the Securities Act shall terminate on the first date on which no shares of Registrable Securities are outstanding. Notwithstanding any termination of this Agreement pursuant to this Section 2.12, the Parties’ rights and obligations under Sections 1.6 and 1.7 and Article II hereof shall continue in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY:	Chicago Atlantic Real Estate Finance, Inc.

By:

Name:
Title:

HOLDER:	[ ]

By:

Name:
Title:

Signature Page to Registration Rights Agreement

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Schedule A

Holders